UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Form 8-K /A
Amendment No. 1
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 17, 2014
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Commission File Number 333-170315

First Titan Corp.
(Exact name of small business issuer as specified in its charter)

Florida	27-3480481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

495 Grand Boulevard, Suite 206 Miramar Beach, Florida	32550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 269-7267

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY PARAGRAPH

The purpose of this Amendment No. 1 to our Form 8-K filed on March 17, 2014, is to revise the disclosure related to the Company’s conflict of interest policy.

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 17, 2014, Mr. Robert Federowicz resigned as our Chief Executive Officer, President and Director to pursue other interests.

On the same date, our Board of Directors appointed G. Jonathan Piña as Chief Executive Officer and President. Mr. Piña will also serve as a director. Mr. Piña has not been appointed to any committees of the Board as the Board does not presently have any committees.

Mr. Piña, age 32, is a seasoned executive with extensive experience leading companies through various market conditions and various capital raise and acquisition/divestiture transactions. From 2007 through the present, Mr. Piña has served as the founder and managing partner of Pimuro Capital Partners, LLC (“Pimuro”), an advisory firm, which services public and private micro and small/mid-cap companies. Also, from 2011 through 2013, Mr. Piña served as co-founder and chief financial officer of Circle Star Energy Corp., a publicly traded oil and gas company. From 2007 to 2008, Mr. Piña led the oil and gas advisory practice for Chiron Financial Advisors, located in Houston, Texas. From 2005 to 2007, Mr. Piña was a Consultant/Project Manager at Randall & Dewey, which was acquired by the investment bank Jefferies & Company.

Mr. Piña possesses a Bachelor of Arts degree from Rice University and a Master of Business Administration from the Jesse H. Jones Graduate School of Management at Rice University.

During the period from October 1, 2013 through the date of this filing and for the year ended September 30, 2013, Pimuro, a company owned by Mr. Piña, was paid $55,000 and $56,500, respectively, for consulting services to the Company. In addition, First Titan has contracted with SoHo Resource Holdings I, LLC, a company of which Mr. Piña owns 50% of the membership interest, to jointly develop oil and gas assets across nine Texas counties. In conjunction with the joint development agreement, First Titan has agreed to enter into an agreement with SoHo Operating LLC to operate the assets. Mr. Piña owns 100% of the equity interest of SoHo Operating LLC.

Mr. Piña has an employment agreement with the Company which provides for a salary of $10,000 per month. No other salary or benefits are provided in his employment agreement. Mr. Piña has committed to work on Company business up to 20 hours per week, but he is prepared to devote more time to Company operations as may be required.

Mr. Piña was not appointed pursuant to any arrangement or understanding between Mr. Piña and any other person.

ITEM 5.05	WAIVER OF A PROVISION OF THE CODE OF ETHICS

Mr. Piña has several other business interests and may, in the future, become involved in other business opportunities that become available, which may cause him to face a conflict in selecting between the Company and other business interests. The Company has formulated a policy for the resolution of such conflicts in its Code of Business Conduct and Ethics. This policy prohibits conflicts of interest except under guidelines approved by our board of directors. Upon Mr. Pina’s appointment as Chief Executive Officer on March 17, 2014, the board of directors authorized Mr. Piña to continue to work on other private interests and has not required him to abandon such current or future interest as a result of his role with the Company. He must disclose all current and possible future conflicts to the board of directors on a quarterly basis. The board of directors will continue to monitor Mr. Piña’s activity as it relates to conflicting interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 8, 2014	First Titan Corp.

By: /s/ G. Jonathan Piña
G. Jonathan Piña
Chief Executive Officer
Principal Financial Officer